UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2016

(Date of Report: Date of earliest event reported)

Concept Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55512	87-0363526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

4685 S. Highland Drive, Suite #202

Salt Lake City, Utah 84117

(Address of principal executive office)

Registrant's telephone number, including area code: (801) 278-9424

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 4.01 Changes in Registrant's Certifying Accountant.

a)

On or about May 24, 2016, Mantyla McReynolds, LLC (“Mantyla McReynolds”), the principal accountant for Concept Holding Corp. (the “Company” or “Registrant”) notified the Company that they would not be standing for re-election as our independent registered public accounting firm.  Upon notification of Mantyla McReynolds’ decision to no longer stand for election, the Company dismissed Mantyla McReynolds and engaged Heaton & Company, PLLC as the Company's principal accountant for the Company’s fiscal year ending March 31, 2016 and the future interim periods. The decision to change principal accountants was approved by the Company's Board of Directors on May 24, 2016.  The Company does not have a separate audit committee.

None of the reports of Mantyla McReynolds, on the Company's financial statements for the fiscal years ended March 31, 2015, and 2014 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.  There were no disagreements between the Company and Mantyla McReynolds, for the two most recent fiscal years or through May 24, 2016, (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Mantyla McReynolds, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Mantyla McReynolds has not advised the Registrant that:

1) internal controls necessary to develop reliable financial statements did not exist; or

2) information has come to the attention of Mantyla McReynolds which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

3) the scope of the audit should be expanded significantly, or information has come to the attention of Mantyla McReynolds that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued covering the fiscal year ended March 31, 2015, or cause Mantyla McReynolds to be unwilling to rely on management’s representations or be associated with the Registrant’s financial statements; or

4) The Company provided Mantyla McReynolds with a copy of this disclosure on May 24, 2016 and requested that Mantyla McReynolds furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree.  A copy of Mantyla McReynolds’ letter, dated May 25, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

b)

On or about May 24, 2016, the Registrant engaged Heaton & Company, PLLC as its principal accountant to audit the Registrant's financial statements as successor to Mantyla McReynolds. During the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted with the entity of Heaton & Company, PLLC regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor did the entity of Heaton & Company, PLLC  provide advice to the Registrant, either written or oral, that was an important factor considered by the Registrant  in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted the entity of Heaton & Company, PLLC on any matter that was the subject of a disagreement or a reportable event.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Descriptions

16.1	Letter from Mantyla McReynolds, LLC. dated May 25, 2016, regarding change in certifying accountant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Concept Holding Corp.

Date: May 25, 2016	By:	/s/Thomas Howells
Thomas Howells, CEO